EXHIBIT 99.1
OCTOBER 27, 2026
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Third Quarter 2026 Financial Results

Hammond, Louisiana, October 27, 2026 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the third quarter and nine months ending September 30, 2026.

Financial Highlights for the third quarter and nine months ended September 30, 2026, are as follows:

•Net income (loss) for the three months ended September 30, 2026 and 2025 was $12.0 million and $(45.0) million, respectively. Net income (loss) for the nine months ended September 30, 2026 and 2025 was $18.1 million and $(58.5) million, respectively, an increase of $76.6 million.

•Third quarter 2026 results were impacted by the sale of First Guaranty Bank's Texas operations and the Bank's strategic changes undertaken in response to the issuance of a Consent Order by the FDIC and OFI (the "Consent Order"), effective August 7, 2026, as previously discussed in the Current Report on Form 8-K dated August 7, 2026.

•On July 31, 2026, First Guaranty Bank completed the sale of its Texas operations to Armstrong Bank, Muskogee, Oklahoma. The transaction included five branches and approximately $234 million of deposits, $88 million of loans, and certain other related assets.

•Key metrics of the Texas sale included the following items (all totals are pre-tax):
◦Deposit premium of 7.65% or $17.9 million.
◦Gain on sale of related real estate of $2.1 million.
◦Legal and professional fees including investment banking fees of $1.9 million.
◦Write off of remaining core deposit acquisition intangibles from 2019 acquisition that totaled $0.7 million.
◦One-time employee severance expenses that totaled $0.1 million.
◦Loans were sold at par with no discount. $0.3 million of loan fees were accreted into income due to the sale.
◦First Guaranty estimates that net contribution of the Texas sale to pre-tax income was approximately $17.6 million.

•First Guaranty’s strategy to comply with the Consent Order includes reducing excess leverage to meet the 9.0% Tier 1 Leverage Ratio requirement and reducing classified and non-performing assets. Notable actions taken or completed during the third quarter 2026 include:
◦Early payoff of $135.0 million in FHLB advances. A $0.5 million pre-payment penalty was incurred.
◦The Bank utilized the One-Way sell feature of reciprocal deposits that reduced surplus cash and deposits by $291.4 million as of September 30, 2026.
◦The Bank redeemed brokered deposits totaling $130.6 million with surplus cash.
◦First Guaranty signed a sales agreement to sell its largest non-performing asset. This OREO property totals $22.6 million. The property was written down by $0.7 million in the third quarter of 2026. First Guaranty anticipates that this transaction is expected to close in the fourth quarter of 2026. First Guaranty incurred $0.3 million in operating expenses related to this property in the third quarter of 2026.
◦First Guaranty wrote off an additional $0.8 million related to bank owned properties that were previously used for branch locations or owned for future branch development.
◦First Guaranty signed a letter of intent to sell its second largest non-performing asset. This loan totals $11.4 million. First Guaranty anticipates that this transaction is expected to close in the fourth quarter of 2026.
◦First Guaranty reduced substandard assets by $31.2 million in the third quarter of 2026.

•Total assets decreased $925.8 million and were $3.2 billion at September 30, 2026 compared to $4.1 billion at December 31, 2025. Total loans at September 30, 2026 were $1.6 billion, a decrease of $488.8 million, or 23.6%, compared with December 31, 2025. Total deposits were $2.9 billion at September 30, 2026, a decrease of $777.9 million, or 21.4%, compared with December 31, 2025. Retained earnings were $29.9 million at September 30, 2026, an increase of $15.9 million compared to $14.1 million at December 31, 2025. Shareholders' equity was $218.9 million and $226.2 million at September 30, 2026 and December 31, 2025, respectively.

•Earnings (loss) per common share were $0.69 and $(3.01) for the three months ended September 30, 2026 and 2025, respectively. Total weighted average shares outstanding were 16,540,173 and 15,122,702 for the three months ended September 30, 2026 and 2025, respectively. Earnings (loss) per common share were $1.01 and $(4.45) for the nine months ended September 30, 2026 and 2025, respectively. Total weighted average shares outstanding were 16,223,484 and 13,523,009 for the nine months ended September 30, 2026 and 2025, respectively.

•The allowance for credit losses was 2.30% of total loans at September 30, 2026 compared to 1.97% at December 31, 2025.

•Net interest income for the three months ended September 30, 2026 was $17.7 million compared to $22.2 million for the three months ended September 30, 2025. Net interest income for the nine months ended September 30, 2026 was $60.6 million compared to $66.7 million for the nine months ended September 30, 2025.

•The provision for credit losses for the three months ended September 30, 2026 was $3.8 million compared to $47.9 million for the three months ended September 30, 2025. The provision for credit losses for the nine months ended September 30, 2026 was $9.0 million compared to $79.1 million for the nine months ended September 30, 2025.

•Charge-offs were $2.5 million during the three months ended September 30, 2026 and $21.3 million during the same period in 2025. Recoveries totaled $0.7 million during the three months ended September 30, 2026 and $0.3 million during the same period in 2025. Charge-offs were $15.7 million during the nine months ended September 30, 2026 and $29.4 million during the same period in 2025. Recoveries totaled $2.2 million during the nine months ended September 30, 2026 and $0.7 million during the same period in 2025.

•First Guaranty had $28.0 million of other real estate owned as of September 30, 2026 compared to $35.1 million at December 31, 2025.

•The net interest margin for the three months ended September 30, 2026 was 2.08% which was a decrease of 26 basis points from the net interest margin of 2.34% for the same period in 2025. The net interest margin for the nine months ended September 30, 2026 was 2.17% which was a decrease of 18 basis points from the net interest margin of 2.35% for the same period in 2025. Loans as a percentage of average interest earning assets decreased to 49.5% at September 30, 2026 compared to 65.1% at September 30, 2025.

•Investment securities totaled $1.2 billion at September 30, 2026, an increase of $162.5 million when compared to $999.3 million at December 31, 2025. At September 30, 2026, available for sale securities, at fair value, totaled $838.3 million, an increase of $161.7 million when compared to $676.6 million at December 31, 2025. At September 30, 2026, held to maturity securities, at amortized cost and net of the allowance for credit losses totaled $323.5 million, an increase of $0.8 million when compared to $322.7 million at December 31, 2025. The allowance for credit losses for HTM securities was $0.2 million at September 30, 2026 and December 31, 2025.

•Total loans net of unearned income were $1.6 billion at September 30, 2026, a net decrease of $488.8 million from December 31, 2025. Total loans net of unearned income are reduced by the allowance for credit losses which totaled $36.4 million at September 30, 2026 and $40.8 million at December 31, 2025, respectively.

•Nonaccrual loans decreased $15.8 million to $43.8 million at September 30, 2026 compared to $59.6 million at December 31, 2025.

•At September 30, 2026, the largest 10 non-performing loan relationships comprise 80% of total non-performing assets. Additional details on the non-performing relationships are as follows:
1.A $22.6 million loan relationship secured by an independent living center located in Louisiana; the loan was transferred to other real estate owned in the fourth quarter of 2025. A $0.7 million writedown to fair value was taken during the third quarter of 2026. First Guaranty signed a sales agreement to sell this property and the transaction is expected to close in the fourth quarter of 2026.
2.An $11.4 million loan relationship secured by an assisted living center located in Texas; the loan was placed on nonaccrual in the third quarter of 2025.
3.A $7.5 million loan relationship secured by commercial land development located in Texas; the loan was placed on nonaccrual in the second quarter of 2026.
4.A $5.2 million loan relationship was placed on nonaccrual during the second quarter of 2025. The loan is secured by multifamily apartment complexes located in Louisiana. This loan relationship had a specific reserve of $0.8 million as of September 30, 2026.
5.A $4.5 million loan relationship was placed on nonaccrual during the third quarter of 2026. The loan is secured by multifamily apartment complexes located in Texas. This loan relationship had a specific reserve of $0.8 million as of September 30, 2026.
6.A $2.4 million guaranteed loan secured by livestock and farmland located in Louisiana; the loan was placed in nonaccrual in the fourth quarter of 2024.
7.A $1.1 million loan secured by multiple office buildings located in West Virginia; the loan was placed on nonaccrual during the second quarter of 2025.
8.A $1.0 million loan secured by a hotel in Louisiana; the loan was placed on nonaccrual during the second quarter of 2026.
9.A $0.9 million loan secured by commercial real estate in Texas; the loan was placed on nonaccrual during the third quarter of 2024.
10.A $0.8 million loan secured by a retail strip center located in Louisiana; the loan was placed on nonaccrual during the fourth quarter of 2025. This loan relationship had a specific reserve of $0.3 million as of September 30, 2026.

•First Guaranty charged off $2.5 million in loan balances during the third quarter of 2026. The details of the $2.5 million in charged-off loans were as follows:
1.First Guaranty charged off $1.8 million on a multifamily relationship during the third quarter of 2026. This relationship had a remaining principal balance of $4.5 million as of September 30, 2026.
2.First Guaranty charged off $0.5 million on a non-farm non-residential loan relationship during the third quarter of 2026. This relationship had a remaining principal balance of $1.0 million as of September 30, 2026.
3.Smaller loans and overdrawn deposit accounts comprised the remaining $0.2 million of charge-offs for the third quarter of 2026.

•Special mention loan relationships totaled $138.0 million as of September 30, 2026, a decline of $191.4 million compared to December 31, 2025.

•Substandard loan relationships totaled $245.4 million as of September 30, 2026, a decline of $102.2 million compared to December 31, 2025.

•There were no doubtful loan relationships as of September 30, 2026, a decline of $9.4 million compared to December 31, 2025.

•OREO properties include $3.6 million in bank properties that previously were active branches or were acquired for future development. The largest facility totals $1.9 million and is under contract with an expected sale in the fourth quarter of 2026. A total of $0.8 million in OREO write downs were taken in the third quarter of 2026 related to these bank facilities.

•Noninterest expense totaled $18.9 million for the third quarter 2026, $17.2 million for the second quarter 2026, $16.7 million for the first quarter 2026, $16.8 million for the fourth quarter of 2025, and $30.2 million for the third quarter of 2025 (including $12.9 million of goodwill impairment). Full time equivalent employees totaled 308 at September 30, 2026 compared to 339 at September 30, 2025.

•Return on average assets for the three months ended September 30, 2026 and 2025 was 1.36% and (4.61)%, respectively. Return on average assets for the nine months ended September 30, 2026 and 2025 was 0.63% and (2.00)%, respectively. Return on average common equity for the three months ended September 30, 2026 and 2025 was 22.74% and (78.41)%, respectively. Return on average common equity for the nine months ended September 30, 2026 and 2025 was 11.24% and (35.83)% respectively. Return on average assets is calculated by dividing annualized net income by average assets. Return on average common equity is calculated by dividing annualized net income by average common equity.

•Book value per common share was $11.17 as of September 30, 2026 compared to $12.23 as of December 31, 2025. The decrease was due primarily to the changes in accumulated other comprehensive income ("AOCI") and recent issuance of new shares. AOCI is comprised of unrealized gains and losses on available for sale securities, including unrealized losses on available for sale securities at the time of transfer to held to maturity.

•First Guaranty's Board of Directors declared cash dividends of $0.01 per common share in the third quarter of 2026 and 2025. First Guaranty has paid 133 consecutive quarterly dividends as of September 30, 2026.

•First Guaranty paid preferred stock dividends of $1.7 million during the first nine months of 2026 and 2025.

About First Guaranty

First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates twenty-five locations throughout Louisiana, Kentucky and West Virginia. First Guaranty’s common stock trades on the NASDAQ under the symbol FGBI. For more information, visit www.fgb.net.
Forward Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to the financial condition, liquidity, results of operations, and future performance of the business of First Guaranty Bancshares, Inc. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. These forward-looking statements are subject to a number of factors and uncertainties, including, without limitation, the time, resources and strategic changes necessary to adopt and implement all corrective actions required by the Consent Order, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of First Guaranty. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents:
Cash and due from banks	$292,226	$845,150
Federal funds sold	544	551
Cash and cash equivalents	292,770	845,701

Interest-earning time deposits with banks	500	250

Investment securities:
Available for sale, at fair value (cost of $875,612 and $674,139 respectively)	838,305	676,592
Held to maturity, at cost and net of allowance for credit losses of $150 (estimated fair value of $250,422 and $268,094 respectively)	323,466	322,675
Investment securities	1,161,771	999,267

Federal Home Loan Bank stock, at cost	10,544	10,206

Loans, net of unearned income	1,581,005	2,069,802
Less: allowance for credit losses	36,400	40,755
Net loans	1,544,605	2,029,047

Premises and equipment, net	61,458	59,585
Intangible assets, net	1,400	2,638
Other real estate, net	27,950	35,084
Accrued interest receivable	12,904	12,455
Other assets	38,583	84,088
Total Assets	$3,152,485	$4,078,321

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$368,328	$414,604
Interest-bearing demand	807,107	1,165,061
Savings	224,556	213,936
Time	1,454,983	1,839,276
Total deposits	2,854,974	3,632,877

Repurchase agreements	7,227	7,119
Accrued interest payable	19,729	17,637
Long-term advances from Federal Home Loan Bank	—	135,000
Senior long-term debt	14,217	14,203
Junior subordinated debentures	29,850	29,805
Other liabilities	7,543	15,462
Total Liabilities	2,933,540	3,852,103

Shareholders' Equity
Preferred stock, Series A - $1,000 par value - 100,000 shares authorized
Non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock, $1 par value - 100,600,000 shares authorized; 16,638,371 and 15,793,433 shares issued and outstanding	16,638	15,793
Surplus	177,215	170,621
Retained earnings	29,947	14,055
Accumulated other comprehensive (loss) income	(37,913)	(7,309)
Total Shareholders' Equity	218,945	226,218
Total Liabilities and Shareholders' Equity	$3,152,485	$4,078,321
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2026	2025	2026	2025
Interest Income:
Loans (including fees)	$27,423	$39,325	$93,792	$123,307
Deposits with other banks	4,650	7,777	19,360	21,287
Securities (including FHLB stock)	11,797	6,398	34,274	17,690
Total Interest Income	43,870	53,500	147,426	162,284

Interest Expense:
Demand deposits	7,114	13,185	24,965	38,097
Savings deposits	1,034	1,058	2,943	3,656
Time deposits	15,850	14,519	51,844	45,605
Borrowings	2,221	2,500	7,056	8,225
Total Interest Expense	26,219	31,262	86,808	95,583

Net Interest Income	17,651	22,238	60,618	66,701
Less: Provision for credit losses	3,753	47,933	9,003	79,091
Net Interest Income (Loss) after Provision for Credit Losses	13,898	(25,695)	51,615	(12,390)

Noninterest Income:
Service charges, commissions and fees	700	832	2,194	2,515
ATM and debit card fees	642	741	1,939	2,266
Net gains on securities	—	—	1	—
Net gains (losses) on sale of assets	1,716	(366)	1,760	(362)
Net gains on sale of branches	16,137	—	16,137	—
Other	622	653	1,893	1,951
Total Noninterest Income	19,817	1,860	23,924	6,370

Total Business Revenue (Loss), Net of Provision for Credit Losses	33,715	(23,835)	75,539	(6,020)

Noninterest Expense:
Salaries and employee benefits	7,026	7,465	21,407	23,749
Occupancy and equipment expense	2,113	2,605	6,938	7,850
Goodwill impairment	—	12,900	—	12,900
Other	9,725	7,205	24,456	20,960
Total Noninterest Expense	18,864	30,175	52,801	65,459

Income (Loss) Before Income Taxes	14,851	(54,010)	22,738	(71,479)
Provision (benefit) for income taxes	2,899	(9,007)	4,612	(13,007)
Net Income (Loss)	11,952	(45,003)	18,126	(58,472)
Less: Preferred stock dividends	582	582	1,746	1,746
Net Income (Loss) Available to Common Shareholders	$11,370	$(45,585)	$16,380	$(60,218)

Per Common Share:
Earnings (Loss)	$0.69	$(3.01)	$1.01	$(4.45)
Cash dividends paid	$0.01	$0.01	$0.03	$0.03

Weighted Average Common Shares Outstanding	16,540,173	15,122,702	16,223,484	13,523,009
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$499,438	$4,650	3.69%	$697,288	$7,777	4.42%
Securities (including FHLB stock)	1,201,873	11,797	3.89%	722,380	6,398	3.51%
Federal funds sold	545	—	—%	556	—	—%
Loans held for sale	—	—	—%	—	—	—%
Loans, net of unearned income (6)	1,660,955	27,423	6.55%	2,346,551	39,325	6.65%
Total interest-earning assets	3,362,811	$43,870	5.18%	3,766,775	$53,500	5.63%

Noninterest-earning assets:
Cash and due from banks	22,023			21,031
Premises and equipment, net	65,165			65,039
Other assets	39,742			19,419
Total Assets	$3,489,741			$3,872,264

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$898,027	$7,114	3.14%	$1,399,102	$13,185	3.74%
Savings deposits	224,474	1,034	1.83%	213,383	1,058	1.97%
Time deposits	1,599,970	15,850	3.93%	1,362,955	14,519	4.23%
Borrowings(7)	121,989	2,221	7.22%	186,087	2,500	5.33%
Total interest-bearing liabilities	2,844,460	$26,219	3.66%	3,161,527	$31,262	3.92%

Noninterest-bearing liabilities:
Demand deposits	385,779			405,479
Other	28,042			41,541
Total Liabilities	3,258,281			3,608,547

Shareholders' equity	231,460			263,717
Total Liabilities and Shareholders' Equity	$3,489,741			$3,872,264
Net interest income		$17,651			$22,238

Net interest rate spread (1)			1.52%			1.71%
Net interest-earning assets (2)	$518,351			$605,248
Net interest margin (3), (4), (8)			2.08%			2.34%

Average interest-earning assets to interest-bearing liabilities			118.22%			119.14%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.10% and 2.35% for the above periods ended September 30, 2026 and 2025 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended September 30, 2026 and 2025 respectively.
(5)Annualized.
(6)Includes loan fees of $0.9 million and $1.0 million for the three months ended September 30, 2026 and 2025, respectively.
(7)Includes FHLB prepayment penalty of $0.5 million that resulted in 164 basis points of increased expense for the three months ended September 30, 2026.
(8)The adjusted net interest margin excluding the prepayment penalty was 2.14% for the three months ended September 30, 2026.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$699,096	$19,360	3.70%	$640,961	$21,287	4.44%
Securities (including FHLB stock)	1,183,465	34,274	3.87%	683,930	17,690	3.46%
Federal funds sold	546	—	—%	534	—	—%
Loans held for sale	—	—	—%	1,131	—	—%
Loans, net of unearned income (6)	1,843,441	93,792	6.80%	2,476,128	123,307	6.66%
Total interest-earning assets	3,726,548	$147,426	5.29%	3,802,684	$162,284	5.71%

Noninterest-earning assets:
Cash and due from banks	23,606			20,691
Premises and equipment, net	64,222			66,041
Other assets	44,177			24,342
Total Assets	$3,858,553			$3,913,758

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,062,414	$24,965	3.14%	$1,380,225	$38,097	3.69%
Savings deposits	219,699	2,943	1.79%	231,206	3,656	2.11%
Time deposits	1,744,508	51,844	3.97%	1,403,370	45,605	4.34%
Borrowings	164,661	7,056	5.73%	196,267	8,225	5.60%
Total interest-bearing liabilities	3,191,282	$86,808	3.64%	3,211,068	$95,583	3.98%

Noninterest-bearing liabilities:
Demand deposits	406,474			404,640
Other	32,960			40,306
Total Liabilities	3,630,716			3,656,014

Shareholders' equity	227,837			257,744
Total Liabilities and Shareholders' Equity	$3,858,553			$3,913,758
Net interest income		$60,618			$66,701

Net interest rate spread (1)			1.65%			1.73%
Net interest-earning assets (2)	$535,266			$591,616
Net interest margin (3), (4)			2.17%			2.35%

Average interest-earning assets to interest-bearing liabilities			116.77%			118.42%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.19% and 2.35% for the above periods ended September 30, 2026 and 2025 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended September 30, 2026 and 2025 respectively.
(5)Annualized.
(6)Includes loan fees of $3.7 million and $3.9 million for the nine months ended September 30, 2026 and 2025, respectively.

The following table summarizes the components of First Guaranty's loan portfolio as of September 30, 2026, June 30, 2026, March 31, 2026, and December 31, 2025:

	September 30, 2026		June 30, 2026		March 31, 2026		December 31, 2025
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$65,954	4.2%	$99,000	5.6%	$109,758	5.7%	$149,493	7.2%
Farmland	30,444	1.9%	30,878	1.7%	31,377	1.6%	32,160	1.5%
1- 4 Family	388,632	24.5%	420,388	23.8%	427,518	22.2%	428,773	20.7%
Multifamily	72,475	4.6%	85,772	4.8%	127,973	6.6%	144,235	6.9%
Non-farm non-residential	681,905	43.0%	790,300	44.7%	879,022	45.5%	948,536	45.7%
Total Real Estate	1,239,410	78.2%	1,426,338	80.6%	1,575,648	81.6%	1,703,197	82.0%
Non-Real Estate:
Agricultural	45,524	2.9%	42,860	2.4%	37,899	2.0%	35,244	1.7%
Commercial and industrial	211,994	13.4%	222,627	12.6%	214,368	11.1%	228,738	11.0%
Commercial leases	50,996	3.2%	56,619	3.2%	71,110	3.7%	75,617	3.7%
Consumer and other	37,026	2.3%	21,223	1.2%	31,070	1.6%	33,023	1.6%
Total Non-Real Estate	345,540	21.8%	343,329	19.4%	354,447	18.4%	372,622	18.0%
Total loans before unearned income	1,584,950	100.0%	1,769,667	100.0%	1,930,095	100.0%	2,075,819	100.0%
Unearned income	(3,945)		(4,457)		(5,518)		(6,017)
Total loans net of unearned income	$1,581,005		$1,765,210		$1,924,577		$2,069,802

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025
Nonaccrual loans:
Real Estate:
Construction and land development	$19,060	$18,823	$9,466	$9,281
Farmland	2,409	2,595	2,633	2,671
1- 4 family	8,005	7,593	8,865	9,768
Multifamily	6,699	2,215	2,231	2,278
Non-farm non-residential	5,250	7,064	21,789	24,347
Total Real Estate	41,423	38,290	44,984	48,345
Non-Real Estate:
Agricultural	1,466	1,436	1,645	2,172
Commercial and industrial	919	841	1,224	2,266
Commercial leases	—	—	6,483	6,640
Consumer and other	16	27	73	158
Total Non-Real Estate	2,401	2,304	9,425	11,236
Total nonaccrual loans	43,824	40,594	54,409	59,581

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	—	—	—	—
Farmland	—	—	—	—
1- 4 family	161	—	107	763
Multifamily	—	—	—	—
Non-farm non-residential	—	—	123	33
Total Real Estate	161	—	230	796
Non-Real Estate:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total loans 90 days and greater delinquent & accruing	161	—	230	796

Total non-performing loans	43,985	40,594	54,639	60,377

Real Estate Owned:
Real Estate Loans:
Construction and land development	925	1,161	1,161	8,161
Farmland	—	—	—	—
1- 4 family	731	897	851	351
Multifamily	—	—	—	—
Non-farm non-residential	26,294	27,663	26,860	26,572
Total Real Estate	27,950	29,721	28,872	35,084
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	27,950	29,721	28,872	35,084

Total non-performing assets	$71,935	$70,315	$83,511	$95,461

Non-performing assets to total loans	4.55%	3.98%	4.34%	4.61%
Non-performing assets to total assets	2.28%	1.81%	2.11%	2.34%
Non-performing loans to total loans	2.78%	2.30%	2.84%	2.92%
Nonaccrual loans to total loans	2.77%	2.30%	2.83%	2.88%
Allowance for credit losses to nonaccrual loans	83.06%	84.49%	70.74%	68.40%
Net loan charge-offs to average loans	0.98%	1.22%	0.99%	3.17%

The table below lists the Top 10 Nonperforming Assets at September 30, 2026.

Top 10 Non-Performing Assets
		Balance	Allocated Reserve	Origination Year	Location
	Asset Description
1	Independent Living Center OREO	$22,574	$—	2021	Louisiana
2	Assisted Living Center	11,394	—	2023-2025	Texas
3	Commercial Land Development	7,535	—	2023	Texas
4	Apartment Complex	5,154	767	2023	Louisiana
5	Apartment Complex	4,500	833	2022	Texas
6	Farmland	2,391	—	2020	Louisiana
7	Commercial Building	1,133	—	2023	West Virginia
8	Hotel	972	—	2016	Louisiana
9	Commercial Real Estate	935	—	2017	Texas
10	Retail Strip Center	833	253	2016	Louisiana
		$57,421	$1,853
*Excludes bank owned properties previously used as either operating branches or future branch development

The table below provides a status update as of September 30, 2026 on the previously reported Top 10 Nonperforming Assets in second quarter 2026.

Top 10 Nonperforming Assets
		June 30, 2026			September 30, 2026
		Balance	Allocated Reserve	Location	Status
	Asset Description
1	Independent Living Center OREO	$23,301	$—	Louisiana	Remains in OREO
2	Assisted Living Center	10,789	—	Texas	Remains Nonaccrual
3	Commercial Land Development	7,723	73	Texas	Remains Nonaccrual
4	Apartment Complex	5,181	794	Louisiana	Remains Nonaccrual
5	Farmland	2,391	—	Louisiana	Remains Nonaccrual
6	Hotel	1,522	550	Louisiana	Remains Nonaccrual / Partially Charged Off
7	Commercial Building	1,175	—	West Virginia	Remains Nonaccrual
8	Commercial Real Estate	965	—	Texas	Remains Nonaccrual
9	Retail Strip Center	833	5	Louisiana	Remains Nonaccrual
10	Mobile Home Park OREO	831	—	New Mexico	Remains in OREO
		$54,711	$1,422
*Excludes bank owned properties previously used as either operating branches or future branch development

The tables below list the top 10 special mention and substandard relationships as of September 30, 2026.

Top 10 Special Mention Relationships
		Balance	Allocated Reserve	Origination Year(s)	Location
	Relationship Description
1	Assisted Living Facility	$33,467	$—	2022	Alabama
2	Warehouse Facility	16,040	—	2011	Louisiana & Tennessee
3	Recreational Park	15,399	—	2020	Louisiana
4	Hotel Property	14,458	—	2023	Florida
5	Multipurpose Commercial Real Estate Building	7,211	—	2021	Texas
6	Multifamily	4,893	—	2022	Florida
7	Hotel Property	4,585	—	2023	Georgia
8	Construction of Resort/Condos	4,060	—	2022	West Virginia
9	Multi Tenant Office Building	3,719	—	2022	California
10	Residential Real Estate Developer	3,278	—	2020-2022	Louisiana
		$107,110	$—

Top 10 Substandard Relationships
		Balance	Allocated Reserve	Origination Year(s)	Location
	Relationship Description
1	Medical Facilities	$45,035	$—	2008-2022	Louisiana
2	Manufacturing Company	33,672	—	2015-2024	Louisiana
3	Owner Occupied Office Building	30,227	—	2023	Utah
4	Commercial Retail Shopping Center	13,080	—	2020-2022	Oklahoma
5	Food Processor	11,999	—	2022-2024	Ohio
6	Assisted Living Facility	11,394	—	2023-2025	Texas
7	Gas Station & Convenience Store	11,370	—	2023	Louisiana
8	Commercial Land Development	7,535	—	2023	Texas
9	Timber & Logging	6,914	—	2022-2024	Louisiana
10	Real Estate Properties	6,204	—	2021-2024	Louisiana
		$177,430	$—

The following table presents, for the periods indicated, the major categories of other noninterest expense:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Other noninterest expense:
Legal and professional fees	$806	$988	$2,286	$2,747
Data processing	335	336	1,025	1,022
ATM fees	378	390	1,080	1,242
Marketing and public relations	182	151	593	555
Taxes - sales, capital, and franchise	518	542	1,552	1,585
Operating supplies	40	66	151	152
Software expense and amortization	1,160	1,211	3,569	3,615
Travel and lodging	97	88	279	286
Telephone	116	88	302	283
Amortization of core deposit intangibles	794	174	1,142	522
Donations	57	51	210	191
Net costs from other real estate and repossessions	2,047	13	2,945	87
Regulatory assessment	1,692	1,777	5,308	4,930
Other	1,503	1,330	4,014	3,743
Total other noninterest expense	$9,725	$7,205	$24,456	$20,960

The following table presents, for the periods indicated, the major categories of other noninterest expense:

	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended March 31,	Three Months Ended December 31,
(in thousands)	2026	2026	2026	2025
Other noninterest expense:
Legal and professional fees	$806	$787	$693	$665
Data processing	335	365	325	331
ATM fees	378	344	358	432
Marketing and public relations	182	189	222	174
Taxes - sales, capital, and franchise	518	518	516	237
Operating supplies	40	39	72	48
Software expense and amortization	1,160	1,237	1,172	1,289
Travel and lodging	97	127	55	133
Telephone	116	92	94	91
Amortization of core deposit intangibles	794	174	174	174
Donations	57	86	67	33
Net costs from other real estate and repossessions	2,047	530	368	815
Regulatory assessment	1,692	1,808	1,808	1,778
Other	1,503	1,522	989	1,437
Total other noninterest expense	$9,725	$7,818	$6,913	$7,637

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At September 30,	At December 31,
(in thousands except for share data and %)	2026	2025	2024	2023	2022
Tangible Common Equity
Total shareholders' equity	$218,945	$226,218	$255,049	$249,631	$234,991
Adjustments:
Preferred	33,058	33,058	33,058	33,058	33,058
Goodwill	—	—	12,900	12,900	12,900
Acquisition intangibles	1,124	2,266	2,962	3,658	4,355
Other intangibles	100	100	100	100	—
Tangible common equity	$184,663	$190,794	$206,029	$199,915	$184,678
Common shares outstanding	16,638,371	15,793,433	12,504,717	12,475,424	10,716,796
Book value per common share	$11.17	$12.23	$17.75	$17.36	$18.84
Tangible book value per common share	$11.10	$12.08	$16.48	$16.03	$17.23
Tangible Assets
Total Assets	$3,152,485	$4,078,321	$3,972,728	$3,552,772	$3,151,347
Adjustments:
Goodwill	—	—	12,900	12,900	12,900
Acquisition intangibles	1,124	2,266	2,962	3,658	4,355
Other intangibles	100	100	100	100	—
Tangible Assets	$3,151,261	$4,075,955	$3,956,766	$3,536,114	$3,134,092
Tangible common equity to tangible assets	5.86%	4.68%	5.21%	5.65%	5.89%

Regulatory Capital

Risk-based capital regulations adopted by the FDIC require banks to achieve and maintain specified ratios of capital to risk-weighted assets. Similar capital regulations apply to bank holding companies over $3.0 billion in assets. The risk-based capital rules are designed to measure "Tier 1" capital (consisting of common equity, retained earnings and a limited amount of qualifying perpetual preferred stock and trust preferred securities, net of goodwill and other intangible assets and accumulated other comprehensive income) and total capital in relation to the credit risk of both on- and off- balance sheet items. Under the guidelines, one of its risk weights is applied to the different on-balance sheet items. Off-balance sheet items, such as loan commitments, are also subject to risk weighting. Applicable bank holding companies and all banks must maintain a minimum total capital to total risk weighted assets ratio of 8.00%, at least half of which must be in the form of core or Tier 1 capital. These guidelines also specify that bank holding companies that are experiencing internal growth or making acquisitions will be expected to maintain capital positions substantially above the minimum supervisory levels.

In order to avoid limitations on distributions, including dividend payments, and certain discretionary bonus payments to executive officers, an institution must hold a capital conservation buffer above its minimum risk-based capital requirements. As of September 30, 2026, the Bank's capital conservation buffer was 10.79% exceeding the minimum of 2.50%. As of September 30, 2026, First Guaranty's capital conservation buffer was 8.91% exceeding the minimum of 2.50%.

As a result of the Economic Growth, Regulatory Relief, and Consumer Protection Act, the Federal Reserve Board has amended its small bank holding company and savings and loan holding company policy statement to provide that holding companies with consolidated assets of less than $3 billion that are (i) not engaged in significant nonbanking activities, (ii) do not conduct significant off-balance sheet activities, and (iii) do not have a material amount of SEC-registered debt or equity securities, other than trust preferred securities, that contribute to an organization's complexity, are no longer subject to regulatory capital requirements, effective August 30, 2018. On January 1, 2024, First Guaranty ceased being considered a "small bank holding company". Accordingly, both the Bank and First Guaranty are required to maintain specified ratios of capital to risk-weighted assets.

In addition, as a result of the legislation, the federal banking agencies have developed a "Community Bank Leverage Ratio" (the ratio of a bank's Tier 1 capital to average total consolidated assets) for financial institutions with assets of less than $10 billion. A "qualifying community bank" that exceeds this ratio will be deemed to be in compliance with all other capital and leverage requirements, including the capital requirements to be considered "well capitalized" under Prompt Corrective Action statutes. The federal banking agencies may consider a financial institution's risk profile when evaluating whether it qualifies as a community bank for purposes of the capital ratio requirement. In April 2026, the federal banking agencies finalized a rule lowering the Community Bank Leverage Ratio to 8%, effective July 1, 2026. As of September 30, 2026, the Bank has not elected to follow the Community Bank Leverage Ratio.

At September 30, 2026, First Guaranty and the Bank each satisfied the minimum numerical capital ratio thresholds to be considered well capitalized under applicable federal regulatory requirements. However, because the Consent Order requires the Bank to meet and maintain specific capital levels, the Bank may not be considered well capitalized for purposes of the prompt corrective action framework while the Consent Order remains in effect, even if its capital ratios otherwise exceed the applicable numerical thresholds. As a bank holding company, First Guaranty’s financial condition and liquidity may be adversely affected by any limitations on the Bank’s regulatory capital status, operations, dividends or funding sources. Although the Consent Order does not directly impose capital requirements on First Guaranty, the Bank’s regulatory standing may adversely affect First Guaranty’s liquidity, regulatory standing and its ability in engage in certain activities.

	"Well Capitalized Minimums"	As of September 30, 2026	As of December 31, 2025
Tier 1 Leverage Ratio
Bank	5.00%	8.29%	6.90%
Consolidated	N/A	7.30%	5.93%
Tier 1 Risk-based Capital Ratio
Bank	8.00%	17.53%	12.24%
Consolidated	6.00%	15.41%	10.52%
Total Risk-based Capital Ratio
Bank	10.00%	18.79%	13.48%
Consolidated	10.00%	18.48%	13.12%
Common Equity Tier One Capital Ratio
Bank	6.50%	17.53%	12.24%
Consolidated	N/A	13.42%	9.03%